As filed with the Securities and Exchange Commission on June 3, 2003.
                           Registration No.
         --------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          AMERICAN CONSTRUCTION COMPANY

Nevada                         1540                           41-2079252
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or            Classification Number)         Identification
organization)                                                 Number)

               4340 East Charlestown Avenue, Phoenix Arizona 85032
               Telephone (480) 695-7283 Facsimile: (602) 953-6915
   (Address and telephone number of principal executive offices and business)


                              Incorp Services Inc.
                             6075 S. Eastern Avenue
                     Suite 1, Las Vegas, Nevada, 89119-3146
                               Tel: (702) 866-2500
           (Name, address and telephone number for Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

Title of each          Dollar             Proposed                      Proposed         Amount
Class of  Securities   Amount             Maximum                       Maximum          Aggregate of
To be registered       to be Registered   Offering Price per share(1)   Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------
Common Shares          9,175,000          $  0.10                       $ 917,500        $ 84.41

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    Subject to completion, dated June 3, 2003

                                   PROSPECTUS

                          AMERICAN CONSTRUCTION COMPANY
                              A NEVADA CORPORATION

        9,175,000 Shares of Common Stock of American Construction Company

This prospectus relates to 9,175,000 common shares of American Construction Company, a Nevada corporation, which may be resold from time to time by certain selling stockholders of the company. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

You should carefully consider the Risk Factors beginning on Page 2 of this
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prospectus before purchasing any of the common stock offered by this prospectus.
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A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will offer the shares at the designated range of $0.01 to $0.10 until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


                     Estimated Maximum         Underwriting discounts    Proceeds to issuer
                     Offering Price Range to   and commissions
                     the Public
-------------------  ------------------------  ------------------------  --------------------
Per share            $0.01 to $ 0.10                  $0.00                     $0.00

Total maximum        $91,750 to $917,500              $0.00                     $0.00






                   The date of this prospectus is June 3, 2003

                          AMERICAN CONSTRUCTION COMPANY
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                                Table of Contents
                                -----------------


PROSPECTUS SUMMARY...........................................................1

THE OFFERING.................................................................1

SELECTED FINANCIAL INFORMATION...............................................1

RISK FACTORS.................................................................2

FORWARD LOOKING STATEMENTS...................................................5

USE OF PROCEEDS..............................................................5

DETERMINATION OF OFFERING PRICE..............................................5

DILUTION.....................................................................5

DIVIDEND POLICY..............................................................5

SELLING STOCKHOLDERS.........................................................5

PLAN OF DISTRIBUTION.........................................................7

LEGAL PROCEEDINGS............................................................7

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND
SIGNIFICANT EMPLOYEES........................................................8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............8

DESCRIPTION OF SECURITIES....................................................9

EXPERTS......................................................................9

LIMITATION OF LIABILITY AND INDEMNIFICATION..................................9

DESCRIPTION OF BUSINESS......................................................9

BUSINESS STRATEGY...........................................................11

MARKETING STRATEGY..........................................................11

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION........................................................12

FINANCIAL STATEMENTS........................................................16


















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American Construction Company Registration Statement                     Page i

                          AMERICAN CONSTRUCTION COMPANY
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PROSPECTUS SUMMARY
------------------

We were incorporated under the laws of the State of Nevada on August 5, 2002. Our principal office is located at 4340 East Charlestown Avenue, Phoenix, Arizona, 85032.

We established one wholly owned subsidiary, West Dee Construction Ltd. by incorporating it under the laws of the Province of Saskatchewan, Canada on August 8, 2002, and purchasing 100 shares from its treasury. Our subsidiary has its principal office located at 26 Harlton Bay, Regina, Canada.

We established our company for the purpose of commencing the business of general construction contracting. It is the Company's objective to provide to its customers timely and durable construction of their residential and commercial needs. We established our subsidiary for the purpose of achieving our above stated objectives in Canada. We established our subsidiary to enter the residential and commercial construction industry in this market.

Our company is a general contracting company that bids and submits tenders on residential and commercial construction projects. Once we win a bid or tender we retain the necessary sub-contractors to complete the work on the construction project. As a general contractor we will retain the services of plumbers, electricians, carpet and tile layers and dry wall companies to complete the project we are renovating or building.

Our subsidiary commenced business in the 3rd quarter of 2002 and obtained four construction contracts. Two of our contracts were to renovate two residential homes and the other two were to construct and renovate commercial buildings.

The commercial renovation included the renovation of a night club which involved the design of the night club in consultation with the owners including all bars, dance floors, bathrooms and coat checks and then building the night club to the specifications required. The other commercial construction project included the construction of "Visions" electronic store, a major retail electronics store. This project was a start up project that we constructed from the ground floor to completion for lease. Our two residential projects included the renovation of two existing houses where the owners required to update and/or expand their dwelling.

We have received a going concern opinion from our auditors because we have not operated our business for greater than one year and we are showing a loss from our operations of ($4,998).


THE OFFERING
------------

This prospectus relates to 9,175,000 shares of our common stock to be sold by the selling stockholders identified in this prospectus. The selling shareholders will offer the shares at the designated range of $0.01 to $0.10 until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service. Please see Plan of Distribution at page 7 for a detailed explanation of how the securities may be sold.


SELECTED FINANCIAL INFORMATION
------------------------------

The following table presents summary historical consolidated financial information from inception to the period ended of January 31, 2003 and certain balance sheet information. The financial information disclosed is for the period of August 5, 2002 to January 31, 2003. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this Prospectus.



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American Construction Company Registration Statement                    Page 1

                          AMERICAN CONSTRUCTION COMPANY
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                 Summary of Consolidated Statement of Operations
                 -----------------------------------------------

                                                 January 31, 2003
                                                 (Audited)

Net Sales                                        $   199,783
Net Loss                                         ($    4,998)
Net Gain per share-Basic                         $     *
No. of shares outstanding                          5,100,000

* Less than .01 per share.

                      Summary of Consolidated Balance Sheet
                      -------------------------------------

Current Assets - Cash                            $     2,756
Current Liabilities                              $    34,492
Total Assets                                     $    34,594
Retained Earnings                                $    (4,998)
                                                 ------------
Stockholders Equity                              $       102


RISK FACTORS
------------

An investment in our common stock involves a high degree of risk. Prospective investors should carefully consider the following factors concerning the business of American Construction Company and its subsidiary and the offering, and should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in shares of our common stock.

All of the outstanding shares of the company, including those of our only
----------------------------------------------===========================
officer and director of the company, are being offered for sale. We expect that
===================================--------------------------------------------
a substantial number of our securities will be sold in the market by our selling
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stockholders in the near future which could cause our share price to decline.
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Upon our Registration Statement becoming effective to which this prospectus is a part of, our selling stockholders, may sell all or part of the 9,175,000 shares being registered in the offering. This creates risk to new investors because all shareholders, including our sole officer and director, are attempting to sell any interest they have in our company. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Our company has a limited operating history and therefore we do know if we can
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maintain our business.
----------------------

From the date of our incorporation on August 5, 2002, to the date of this registration statement, we have not earned a profit. Our operating activities during this period consisted primarily of finishing four construction projects. Our limited operating history makes it difficult or impossible to predict future results of our operations.

Our ability to continue as a going concern is in doubt because we are a
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development stage company and do not have material earnings.
------------------------------------------------------------

We are in the development stage of our business and have not generated material profits since our inception and have minimal working capital. Our only source of funds has been the sale of our common stock and limited income from our operating subsidiary. We continue to incur operating expenses and legal and accounting expenses. These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have raised substantial doubt regarding our ability to continue as a going concern.

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American Construction Company Registration Statement                    Page 2

                          AMERICAN CONSTRUCTION COMPANY
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We have a history of net losses and negative cash flows. If we are unable to
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become profitable, it is unlikely that we will be able to continue our
----------------------------------------------------------------------
operations.
-----------

We have sustained losses in the past 6 months ended January 31, 2003. For this period, we had an aggregate net loss of ($4,998). If we continue to sustain losses it is unlikely that we will be able to continue our operations. Our ability to become profitable primarily depends on our ability to obtain new construction contract through winning tenders or by successfully negotiating contracts in the future.

Because we face intense competition, an investment in our company is highly
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speculative.
------------

The general construction contracting business, commercial and residential, is characterized by intense and substantial competition. A number of our competitors are well established, substantially larger and have substantially greater market recognition and greater resources. Increased competition by existing and future competitors could materially and adversely affect our profitability. Our success depends building durable structures in a timely fashion.

We will compete with other general construction contractors in the construction industry such as Gabriel Construction, Westcor Construction and PCL. Most of our competitors have significantly greater financial, technical, marketing and other resources than we have.

These potential competitors may be able to respond more quickly to new or changing opportunities, equipment requirements and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we do on a tender or in a negotiation for a construction contract.

If our sub-contractors have accidents or get hurt while working on the
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construction site we could lose business and investors could lose their
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investment.
-----------

If our sub-contractors get hurt or have accidents we will not finish our construction contracts on time and costs will increase to repair accidents, having a material adverse effect on our business, results of operations and financial condition.

Because our director and principal shareholder controls a majority of our common
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stock, investors will have little or no control over our management or other
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matters requiring shareholder approval.
---------------------------------------

Our director beneficially owns a majority of our outstanding common shares. As a result, he has the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our director and principal shareholder controls the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by this insider could result in management making decisions that are in the best interest of this insider and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because our sole director and officer will not devote his full time attention to
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the business our business may not operate efficiently and we may not achieve
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growth through execution and completion of other constuction contracts.
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Our sole officer and director works full time with CDS Insurance Agency, LLC and will only be able to devote approximately 10-15 hours a week to our business including dealings with our operating subsidiary, shareholders and regulatory authorities. If our sole officer and director can not devote the necessary time to the business when required we will operate inefficiently becoming less profitable and decrease the ability for our investors to earn a return on their investment.

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American Construction Company Registration Statement                    Page 3

                          AMERICAN CONSTRUCTION COMPANY
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Because we do not intend to pay any dividends on our common shares, investors
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seeking dividend income or liquidity should not purchase shares in this
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offering.
---------

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors, whose single member currently does not intend to pay any dividends on our common shares for the foreseeable future.

There is no active trading market for our common shares.
--------------------------------------------------------

There is currently no active trading market for our common shares, and such a market may not develop or be sustained. Therefore it may be difficult to sell the shares or if sold it may adversely affect the market price for such shares.

We are required to indemnify our officers and directors in certain circumstances
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for claims against them that may bear significant cost therefore reducing our
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profitability and our ability to continue our business.
-------------------------------------------------------

We are required by section 78.7502 of the Nevada General Corporation Law to indemnify our officers, directors, employees and agents against liability to the company in any proceeding in which such person wholly prevails on the merits. Generally, we may indemnify our officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of the company. These provisions may limit our recovery for any claims against our officers and directors. See Limitation of Liability and Indemnification at page 10.

Our common shares are considered to be penny stock and subject to the "penny
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stock" rules, which may adversely affect the liquidity of our common shares.
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The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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American Construction Company Registration Statement                    Page 4

                          AMERICAN CONSTRUCTION COMPANY
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FORWARD LOOKING STATEMENTS
--------------------------

Certain statements in this Prospectus, including, without limitation, those described under the sections entitled "Risk Factors," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "expect," "believe," "goal," "plan," "intend," "estimate," and "may" or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company or events, or timing of events, relating to the company to differ materially from any future results, performance or achievements of the company expressed or implied by such-forward looking statements. These include statements concerning the possible need for the company to raise capital to finance operations in the near-term and the inability to provide assurances that such capital will be available on favorable terms to us, if at all; not executing and completing construction contracts in a timely and quality fashion; the failure to obtain construction contracts to help us achieve our goals; the expense of business development; the uncertainty of profitability and sustainability of revenues.


USE OF PROCEEDS
---------------

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.


DETERMINATION OF OFFERING PRICE
-------------------------------

The offering price of the 9,175,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.


DILUTION
--------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.


DIVIDEND POLICY
---------------

We have never paid cash dividends and we do not intend to pay any cash dividends with respect to our common shares in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of earnings, if any, to support our business activities.


SELLING STOCKHOLDERS
--------------------

The following list of selling stockholders includes (1) the number of shares of common shares currently owned by each selling stockholder, (2) the number of shares being offered for resale by each selling stockholder; and (3) the number and percentage of shares of common stock to be held by each selling stockholder

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American Construction Company Registration Statement                    Page 5

                          AMERICAN CONSTRUCTION COMPANY
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after the completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders sell all or any of their shares.

The selling stockholders' table consists of shareholders that purchased our common stock pursuant to two private offerings, dated August 5, 2002 and June 2, 2003 which satisfied the requirements of Rule 506 of Regulation D. Both offerings sold shares at $0.001 per share.

On August 5, 2002 pursuant to Rule 506 of Regulation "D" we sold 5,100,000 shares to our director, Jeff Mabry at $0.001 per share for total consideration of $5,100 and on June 2, 2003 pursuant to Rule 506 of Regulation "D" we entered into Securities Purchase Agreements with certain investors to purchase our common shares, for a purchase price of $0.001 per share for total consideration of $4,075.

The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

As of June 3, 2003 there were 9,175,000 shares of common stock outstanding.

                                                     Shares of Common         Shares of Common
                             Amount of Beneficial    Stock Being              Stock Beneficially
                             Ownership Prior         Sold Pursuant            Owned After
Name of Beneficial Owner     to This Offering(1)     to This Prospectus(2)    This Offering
------------------------     --------------------    ---------------------    ------------------

                             NUMBER     PERCENT      NUMBER                   NUMBER    PERCENT

Jeff Mabry(3)               5,100,000   55.58%       5,100,000                   0        0%
Rob Cimato                    450,000    4.90%         450,000                   0        0%
Rene Sharp                    200,000    2.17%         200,000                   0        0%
Ty Packer                     200,000    2.17%         200,000                   0        0%
Jennifer Schuldt              200,000    2.17%         200,000                   0        0%
Stanley Bright                150,000    1.63%         150,000                   0        0%
Gregory Stec                  150,000    1.63%         150,000                   0        0%
Donald Boudreau               150,000    1.63%         150,000                   0        0%
Tom Mickelson                 150,000    1.63%         150,000                   0        0%
David DeLorenzo               150,000    1.63%         150,000                   0        0%
David Melanson                150,000    1.63%         150,000                   0        0%
Angelo Cimato                 150,000    1.63%         150,000                   0        0%
Zack Scanlan                  150,000    1.63%         150,000                   0        0%
Jamie Fuller                  150,000    1.63%         150,000                   0        0%
Michael Wimmer                150,000    1.63%         150,000                   0        0%
Karen Hanke                   125,000    1.36%         125,000                   0        0%
T. Scott Bell                 125,000    1.36%         125,000                   0        0%
Thomas Ackerman               125,000    1.36%         125,000                   0        0%
William Rhodes                125,000    1.36%         125,000                   0        0%
Holly Walker                  125,000    1.36%         125,000                   0        0%
Scott Hudson                  125,000    1.36%         125,000                   0        0%
Jeff Adams                    125,000    1.36%         125,000                   0        0%
John Mack                     125,000    1.36%         125,000                   0        0%
Jadd Keller                    75,000      *            75,000                   0        0%
Michael Valladeres             75,000      *            75,000                   0        0%
Joe Carlton                    75,000      *            75,000                   0        0%
James Bowes                    75,000      *            75,000                   0        0%
Scott Siegrist                 75,000      *            75,000                   0        0%
Deborah Loeffler               75,000      *            75,000                   0        0%
Paul Knadler                   75,000      *            75,000                   0        0%
                               ------                   ------

Total                       9,175,000                9,175,000

*   Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.


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American Construction Company Registration Statement                    Page 6



                          AMERICAN CONSTRUCTION COMPANY
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(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3) Mr. Jeff Mabry is the Director, President and Chief Executive Officer of the company since its inception on August 5, 2002.


PLAN OF DISTRIBUTION
--------------------

The selling shareholders will offer the shares at the designated range of $0.01 to $0.10 until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.


LEGAL PROCEEDINGS
-----------------

We are not aware of any material legal proceedings against us. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.


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American Construction Company Registration Statement                    Page 7

                          AMERICAN CONSTRUCTION COMPANY
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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND SIGNIFICANT
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EMPLOYEES
---------

The following table sets forth certain information regarding the executive officers and directors of American Construction Company as of June 3, 2003:

Name                 Age     Title                                                 Term of Service
----                 ---     -----                                                 ---------------

Jeff Mabry           37      President, Chief Executive Officer and Director       Indefinite
Phoenix, Arizona
USA

Kathy Weisgerber     40      President and Director of West Dee Construction Ltd.  Indefinite
Regina, Canada

Mr. Jeff Mabry is the only director of the Board of Directors. He holds that office indefinitely until he either resigns, is replaced by the shareholders, or is removed by law. Mr. Jeff Mabry is the majority shareholder of the Company. Jeff Mabry spends an estimated ten to fifteen hours a week in fulfilling his duties as officer and director. Please see page 3.

Mrs. Kathy Weisgerber is the only director and officer of West Dee Construction Ltd.. She holds that office indefinitely until she either resigns, is replaced by the shareholder, or is removed by law. Mrs. Weisgerber spends an estimated five to ten hours a week in fulfilling her duties as an officer and director.

Mr. Jeff Mabry
--------------

Mr. Mabry is currently employed with CDS Insurance Agency, LLC as a broker from June 2002 to present.

From May 1995 to August 2001 Mr. Mabry was employed with The Tech Group. Mr. Mabry was Senior Project Engineer responsible for quoting and managing projects from concept through approved production.

From May 1993 to April 1995 Mr. Mabry was employed with Plastic Design Corp. as a Mold Maker. Mr. Mabry was responsible for building plastic injection molds for the automotive and medical uses..

Mr. Mabry is a graduate of Arizona State University majoring in Construction Engineering.

Mrs. Kathy Weisgerber
---------------------

Mrs. Weisgerber in addition to her obligations at West Dee Construction Ltd. has been employed by Sasktel for 20 years. Mrs. Weisgerber holds the position of national account representative.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth, as of June 3, 2003, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company's directors, and (iii) all executive officers and directors of the Company as a group:

                        AMOUNT AND NATURE              PERCENT OF
NAME AND ADDRESS    OF BENEFICIAL SHARES OWNED    OUTSTANDING OWNERSHIP
----------------    --------------------------    ---------------------
Jeff Mabry          5,100,000 Common Shares             55.58%


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American Construction Company Registration Statement                    Page 8

                          AMERICAN CONSTRUCTION COMPANY
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DESCRIPTION OF SECURITIES
-------------------------

Our authorized capital stock consists of 75,000,000 shares of common stock, having a par value of $0.001 USD per share. As of June 3, 2003, there were issued and outstanding 9,175,000 shares of common stock and 30 holders of record. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There is currently one member on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders.


EXPERTS
-------

Kabani & Company, Inc., independent auditors, have audited American Construction Company financial statements included in this Prospectus. American Construction Company financial statements are incorporated by reference in reliance on Kabani & Company, Inc.'s report, due to their authority as experts in accounting and auditing.

Kabani & Company, Inc., Auditors was not employed on a contingent basis in connection with the registration or offering of American Construction Company's common stock.


LIMITATION OF LIABILITY AND INDEMNIFICATION
-------------------------------------------

The Nevada revised Statutes pursuant to 78.7502 and 78.751 provides indemnifications for officers and directors when they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, and acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim adjudged by a court after exhaustion of all appeals, to be liable to the company unless the court determines otherwise upon application. The company shall indemnify an officer director or employee or agent of the company against expenses including attorney's fees actually and incurred by him in a successful defense of any matter regarding the company.

The above indemnification may be made by the company after a determination made by either the shareholders, the board of directors by majority vote of a quorum consisting of directors who are not party to the action suit or proceeding supported by independent legal counsel in a written opinion, or if a quorum of directors who are not party to the action cannot be obtained by independent legal counsel in a written opinion.

The aforementioned indemnification continues for a person who has ceased to be a director, officer, employee or agent and their heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


DESCRIPTION OF BUSINESS
-----------------------

American Construction Company, (the "Company") was established on August 5, 2002 for the purpose of commencing the business of general construction contracting. It is the Company's objective to provide to its customers timely and durable construction of their residential and commercial needs. We established our


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 9

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


subsidiary for the purpose of achieving our above stated objectives in Canada. We established our subsidiary to enter the residential and commercial construction industry in this market.

To accomplish the above objective the founder of our company, Jeff Mabry established American Construction Company (a Nevada company) on August 5, 2002. American Construction Company then established its subsidiary, West Dee Construction Ltd. (a Saskatchewan, Canada company) on August 8, 2002 by purchasing 100 shares from its treasury.

We employ two (2) people including Mr. Mabry and Mrs. Weisgerber with no full time employee's. The reason the Company employees such few people is because we are a general contractor company. A general contractor company is responsible for obtaining construction contracts by negotiation or by winning tenders and then retaining the sub-trades (plumbers, carpet and tile installers, electricians and dry wall companies) necessary to satisfy the terms of the contract. The general contractor supervises the sub-trades or sub-contractors to ensure the construction project is completed in accordance with the terms of the contract or arrangement with the owner, in particular the construction completion date and the quality of the construction.

Our subsidiary commenced business in the 3rd quarter of 2002 and obtained four construction contracts. Two of our contracts were to renovate two residential homes and the other two were to construct and renovate commercial buildings. The commercial renovations included the renovation of a night club which involved the design of the night club in consultation with the owners including all bars, dance floors, bathrooms and coat checks and then building the night club to the specifications required. The other commercial construction project included the construction of "Visions" electronic store, a major retail electronics store. This project was a start up project that we constructed from the ground floor to completion for lease. Our two residential projects included the renovation of two existing houses where the owners required to update and/or expand their dwelling. We have successfully completed these construction projects and have obtained 2 new contracts to renovate a fabric and upholstery outlet and a residential house.

The role of Mr. Jeff Mabry, the sole officer and director of the Company, is to ensure all private placement funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate.

The role of Mrs. Kathy Weisgerber is to conduct the day-to-day operations of the subsidiary to the satisfaction of the land owners. Mrs. Weisgerber ensures all contracts are successfully negotiated and/or tendered and ensures all sub-trades are retained. Mr. Weisgerber and her family have been in the general contracting construction business in Saskatchewan for 20 years.

The Company intends to target the following primary markets:

     a)   Small retail operations requiring renovation;
     b) Residential house owners requiring renovation to their existing dwelling;

The Company earned $199,783 in gross revenue from inception to January 31, 2003 by targeting these markets.

The competitive business condition faced by our Company is the ability to negotiate construction contracts or tenders effectively so that we receive the construction project and earn a profit. Our Company is one of the smallest general contracting companies in the construction industry in the Province of Saskatchewan. We intend to increase our position in the industry by competitively negotiating contract and tender prices as they come due and slowly build our reputation for completing construction projects in a timely and durable fashion for a price that is cost effective for the land owner.

The Company believes that the overall growth of its business will be prefaced on the reference it receives from its past clients especially in the home residential market where references are often asked for and followed up by prospective house owners. Upon a good reference being received endorsing the Company's successful performance of past house renovations we are confident that we will increase the number of contracts or tenders that we will win in this


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 10

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


market. The commercial renovation market works in much the same fashion with the business owner relying on references or observing past work that a company has completed.


BUSINESS STRATEGY
-----------------

Main Objectives
---------------

The Company's business strategy has been developed to achieve the following objectives:

     a)   Timely completion of all construction projects;
     b)   To construct durable structures;

Timely Completion of Construction Projects
------------------------------------------

It is our goal to complete all construction projects we are successful in obtaining in a timely fashion. The time of completion in a construction project is the most important objective to a landowner. In a commercial renovation the landowner can not lease his building to a tenant if the building is not ready for occupancy or they can not use it themself for occupancy increasing their overhead in renting another premises until their building is complete or at a minimum disrupting their staff while the renovation is being completed. It is therefore essential in every commercial renovation to satisfy the time of completion as it generally translates into the landowner loosing money in a direct or indirect fashion if is not completed on time.

In a home renovation project, time of completion is also the most important factor because typically the home renovation disrupts and entire family and how they live within their dwelling. If a home renovation runs over its completion date too long the landowner will not tolerate it because his home will not be a place where he or she can relax especially if they have a family.

To achieve this objective the company plans each project to the point of completion and discusses the time of completion with each sub-trade to ensure they effectively work together to ensure they are coordinated with each other sub-trade. Once the plan is established and discussed we follow up with each sub-trade to ensure they are on target with their own work. If a sub-trade is not on target we advise them of the deficiency and will hold back a progress payment until their work is done.

Durable Construction
--------------------

The second most important objective is the quality construction of the commercial or home construction project. When negotiating or tendering on a project the landowner will advise or we will advise the landowner of the materials that should be used. Since certain building materials are better than others we advise the landowner of this when negotiating as this will determine the overall price of the contract to the owner. This will not impact our price of doing the project as the owner will purchase the construction materials.

To ensure the construction project is being durably built we retain only those sub-trades that are qualified with the proper credentials. This will include finishing carpenters, journeymen electricians and plumbers or experienced sub-trades with good reputations in the construction industry. In addition, we will discuss the construction of the project with the sub-trades on the job to determine if any one trade is having a problem at the construction site, is not getting done on time or the owner is noticing any deficiencies for what they had anticipated to be completed. We also inspect the work as it is completed.


MARKETING STRATEGY
------------------

In the construction industry, in almost ninety (90%) percent of the time you will be contacted by a landowner to bid on a job or to negotiate a price for the construction project based on past reputation. However we also market our


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 11

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


services by personally contacting commercial and residential landowners to determine what work is available and what their intentions are for the future regarding renovations to their business or residential dwellings.

Reports to Shareholders
-----------------------

We anticipate that we will be a reporting company and therefore will be filing forms 10-Q quarterly reports and form 10-K annual reports with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, C.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will be filing our registration statement on EDGAR and therefore you can view our registration statement and other filings with the SEC on a Internet site maintained by the SEC that contains reports, proxy and information statements, and for information regarding issuers that file electronically with the SEC at http://www.sec.gov.
                               -------------------


MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
------------------------------------------------------------------------
OPERATION
---------

Introduction
------------

We have received a going concern opinion from our auditors because we have not earned a profit from our operation and because we have not been in business for one (1) year. Our deficit is $4,998 as of January 31, 2003. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

Overview
--------

From the date of our incorporation on August 5, 2002 until January 31, 2003, we have been a development-stage company that had limited revenues. Our operating activities during this period consisted primarily of completing or near completing four (4) construction projects.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of West Dee Construction Ltd., our subsidiary corporation, and the corresponding professional fees incurred to establish our subsidiary.

Our operating expenses are classified into four categories:

     o    Cost of Sales;
     o    Contracting services;
     o    Professional fees;
     o    Administrative expenses; and
     o    Income taxes

Cost of Sales consists primarily of those expenditures incurred to pay the sub-trades or sub-contractors their fees.

Contracting services consists primarily of those expenditures to pay for general contracting services to Mrs. Weisgerbers company.

Professional fees consists primarily of the accounting expenses to complete the audit.

Administrative expenses consist primarily of costs to incorporate and general expenses.

Income taxes are those expenses paid as required by the Revenue authorities in the jurisdictions the company operates.


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 12

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


We cannot perform a period-to-period comparison of our historical operating results, as this is our first year of operation. Our prospects must be considered in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development.

Results of operations
---------------------

We have lost $4,998 in the first 6 months of operation.

We anticipate that our cost of sales will decrease on a percentage basis compared to revenue if we get more lucrative construction projects and increase our revenue price to the landowner. It is our goal to reduce this cost to 75% from its current 83.4% ($166,625) of revenue in the next fiscal year. In order to capture construction to date we have quoted construction prices on projects to be under the market to obtain the projects that allows us to obtain a reputation in the industry.

We anticipate that our contracting services will decrease on a percentage basis compared to revenue if we get more lucrative construction projects and increase our revenue price to the landowner. It is our goal to reduce this cost to 10% from its current 15.9% ($31,799) of revenue in the next fiscal year.

We anticipate that our professional fees ($5,000) will increase because of the costs to be incurred in going public including audit and legal fees. It is our goal to keep these costs at $10,000 for the next fiscal year.

We anticipate that our administrative expenses ($1,357) will remain relatively stable in the next fiscal year because we don't anticipate these expenses becoming significant in operating our company.

We anticipate that our income taxes will be negligible for this year and the next fiscal year because our company is just starting business and has incurred a loss to date therefore not attracting tax and we expect the next fiscal year to be better but still not having to pay much in tax due to the losses from this year carrying forward.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in the construction industry. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have successfully commenced satisfying our first four (4) contracts, we cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of Operations
------------------

During the next twelve months, we intend to continue our business by bidding on tenders or negotiating contracts as the landowners contact us to perform construction on their projects. Our company has one part time employee and our subsidiary currently has one part time employee. In addition we expect our cash requirement for the operations of our business to be financed through the cash flow from our operation and the money raised from our private offering. We do not expect to have to raise additional funds in the next 12 months.

Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised an aggregate of $9,175. These monies were raised from two private offerings pursuant to Regulation D Rule 506. The remainder of our capital resources will be earned from the operations of the business. We anticipate that the company will be profitable in its first year of operation and earn the necessary money to continue the operation.

Our operating activities have provided cash resources of approximately $2,676 from August 5, 2002 (inception) to the six month period ending January 31, 2003. Our positive operating cash flow resulted principally from the financing received by our subsidiary from purchasing goods and services on credit of $10,125.

We had no investing activity for the six month period ended January 31, 2003. However we did raise $5,100 through January 31, 2003 and $4,075 subsequent to


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 13

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


January 31, 2003 from our two private placements done pursuant to Regulation D Rule 506. The first to Jeff Mabry, our majority owner and director and the second to investors who bought our shares on our offering that was closed on June 2, 2003.

At January 31, 2003 we had cash and cash equivalents of $2,756. This cash combined with the monies raised from our Regulation D rule 506 private placements of $4,075 and our operating revenue should provide sufficient cash and cash equivalents to fund our operations for the next 12 months.

If cash generated from operations, our private placements and present cash is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additional funding may not be available on favorable terms or at all. In addition, although there are no present understandings, commitments, or agreements with respect to any acquisition of other businesses we may, from time to time, evaluate potential acquisitions of other construction businesses to enhance our business. In order to consummate potential acquisitions, we may issue additional securities or need additional equity or debt financing and any such financing may be dilutive to existing investors.

Description of Property
-----------------------

Our operating facilities are located at 4340 East Charlestown Avenue, Phoenix, Arizona, 85032 and 26 Harlton Bay, Regina, Saskatchewan. These facilities are provided to us at no charge by Jeff Mabry director of the Company and Mrs. Kathy Weisgerber, director of our subsidiary, each of which are located in their residence. The Canadian operating facility functions as our main operating facility.

Certain Relationships and Related Transactions
----------------------------------------------

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions between us and a third party other than contracting services paid to West Dee Investments Inc., a company that Mrs. Weisgerber is the director.

Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

Person                       Position             Salary     Directors' fees
------                       --------             ------     ---------------

Mr. Jeff Mabry (1)           Director             $0.00          $0.00
Mrs. Kathy Weisgerber (2)    Director             $0.00          $0.00

(1)  Mr. Jeff Mabry is the President and Director of American Construction
     Company;
(2)  Mrs. Kathy Weisgerber is the Director of West Dee Construction Ltd.

We do not have comparative compensation disclosure for the past fiscal year due to the company only being in operation for 9 months.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our annual Board of Directors' meeting as is necessary.

Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 14

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar
----------------------------

The registrar and transfer agent for our common shares will be Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, NV, 89119 and its telephone number at this location is (702) 361-3033.

Representations
---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by American Construction Company This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)

























--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 15

                              FINANCIAL STATEMENTS


                    AMERICAN CONSTRUCTION COMPANY & SUBSDIARY
                          (A Development Stage Company)
                        CONSOLIDATED FINANCIAL STATEMENTS

          FOR THE PERIOD AUGUST 5, 2002 (INCEPTION) TO JANUARY 31, 2003

--------------------------------------------------------------------------------

                                    CONTENTS












Report of Independent Certified Public Accountants                      F-2

Consolidated Financial Statements:

     Consolidated Balance Sheet                                         F-3

     Consolidated Statement of Operations                               F-4

     Consolidated Statement of Changes in Stockholders' Equity          F-5

     Consolidated Statement of Cash Flows                               F-6

     Notes to Consolidated Financial Statements                     F-7 to F-12

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 16

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------





The Board of Directors
American Construction Company

We have audited the accompanying consolidated balance sheet of American Construction Company and subsidiary (a development stage company) as of January 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from August 5, 2002 (inception) through January 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the financial position of American Construction Company as of January 31, 2003 and the results of its operations, changes in its stockholders' equity and its cash flows for the period from inception (August 5, 2002) to January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 7, the Company has minimal working capital and has been in business for a short period of time, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



KABANI & COMPANY, INC.
Certified Public Accountants

Fountain Valley, California
March 11, 2003

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 17

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                     ASSETS
                                                                January 31, 2003
CURRENT ASSETS
     Cash                                                       $        2,756
     Work in Progress                                                   26,738
     Subscription receivable                                             5,100
                                                                ----------------
                  Total current assets                                  34,594
                                                                ----------------


                           Total assets                         $       34,594
                                                                ================



CURRENT LIABILITIES
     Accounts payables and accrued expenses                     $       10,272
          Due to affiliate                                              24,220
                                                                ----------------
                  Total current liabilities                             34,492
                                                                ----------------



STOCKHOLDERS' EQUITY
          Common stock, $.001 par value; 75,000,000 shares               5,100
          Deficit accumulated during the development stage              (4,998)
                                                                ----------------
                  Total stockholders' equity                               102
                                                                ----------------

                  Total liabilities and stockholders' equity    $       34,594
                                                                ================





















               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 18

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF OPERATIONS
            From August 5, 2002 (inception) through January 31, 2003
            --------------------------------------------------------




Revenue                                                         $      199,783
Cost of sales                                                          166,625
                                                                ----------------
          Gross Profit                                                  33,158
                                                                ----------------

Expenses:
     Contracting services                                               31,799
     Professional fees                                                   5,000
     Administrative expenses                                             1,357
                                                                ----------------
                           Total expenses                               38,156
                                                                ----------------

Loss before income taxes                                                (4,998)
Less: Income taxes                                                        -

                                                                ----------------
Net loss                                                        $       (4,998)
                                                                ================

Net loss per share                                              $         -
                                                                ================

Weighted average basic and fully diluted shares outstanding          5,100,000
                                                                ================
























               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 19

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               August 5, 2002 (Inception) through January 31, 2003
               ---------------------------------------------------

                                                                        Deficit
                                                                      Accumulated
                                                                         During
                                     Common            Common             the
                                     Stock             Stock          Development
                                     Shares            Amount            Stage             Total
                                 --------------    --------------    --------------    --------------


Common Stock issued                 5,100,000      $      5,100                        $      5,100

Net loss for the period from
August 5, 2002 (inception)
through January 31, 2003                   --                --            (4,998)           (4,998)
                                 --------------    --------------    --------------    --------------

Balance, January 31, 2003           5,100,000      $      5,100      $     (4,998)     $        102
                                 ==============    ==============    ==============    ==============




























               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 20

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF CASH FLOWS
               August 5, 2002 (inception) through January 31, 2003
               ---------------------------------------------------


Cash flows from operating activities:
         Net loss                                               $       (4,998)
                  Change in operating assets and liabilities:
           Due from affiliate                                           23,543
           Work in progress                                            (25,994)
                           Accounts payable                             10,125
                                                                ----------------
Net cash provided by operating activities                                2,676
                                                                ----------------

Effect of exchange rate changes on cash                                    100
                                                                ----------------

Net change in cash                                                       2,756
Beginning cash balance                                                      --
                                                                ----------------
Ending cash balance                                             $        2,756
                                                                ================

Supplemental disclosure of cash flow information:
         Cash paid during the period for -
                  Interest                                      $           --
                                                                ================
                  Income taxes                                  $           --
                                                                ================

     Cash from financing activity excludes the effect of Common stock subscribed for $ 5,100


























               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 21

                          AMERICAN CONSTRUCTION COMPANY
                          (A Development Stage Company)


Note 1 - Organization
---------------------

American Construction Company (ACC) and its wholly owned Canadian subsidiary, West Dee Construction Ltd. (WDCL), collectively, (the Company) provides services as a general contractor for residential and commercial construction projects. ACC was incorporated in the State of Nevada on August 5, 2002. The contracting services are provided in and around Regina, Saskatchewan region of Canada. The company began its construction activities from September 1, 2002. Generally, the work is performed under fixed price contracts

Basis of Presentation
---------------------

Generally accepted accounting principles in the United States of America contemplates the continuation of the Company as a going concern. However, the Company has a short history of operations which raises substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and upon obtaining the capital requirements of the Company. Management is planning to raise capital through issuance of shares. Management believes actions planned and presently being taken provides the opportunity for the Company to continue as a going concern.

Development Stage Enterprise
----------------------------

The Company is a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. "Accounting and Reporting by Development Stage Enterprises". The Company is devoting substantially all of its present efforts to establish a new business.

Note 2 - Summary of Significant Accounting Policies
---------------------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, West Dee Construction Ltd., a Canadian corporation. All inter-company accounts have been eliminated. The parent company, American Construction Company, Inc. is a holding company and has no assets except its investment in its wholly owned subsidiary and has no operations. Accordingly, the financial statements presented herein are essentially those of its wholly owned foreign subsidiary, West Dee Construction Ltd.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 22

                          AMERICAN CONSTRUCTION COMPANY
                          (A Development Stage Company)


Foreign Currency Transactions
-----------------------------

The functional currency for the Canadian subsidiary (West Dee Construction Inc.) is the Canadian dollar. Assets and liabilities of the Company's Canadian subsidiary are translated in to United States dollars at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average exchange rate prevailing during the reporting period. Gains and losses resulting from foreign currency transactions are included in the statement of operations. Gains and losses from translating the Canadian subsidiaries financial statements into the United States dollars (reporting currency) are included in other comprehensive income. Such gains and losses were insignificant at January 31, 2003.

Risks and Uncertainties
-----------------------

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Concentrations
--------------

The Company currently intends to initially concentrate its business within the Regina, Saskatchewan, Canada.

Revenue and Cost Recognition
----------------------------

The Company recognizes revenues on the percentage of completion method, measured by the percentage of cost incurred to date to estimate total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contract. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. A contract is considered complete when the customer accepts the work. At January 31, 2003, all but one contract were completed.

Contract costs consist primarily of subcontract costs and are recorded as incurred. Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. General and administrative costs are expensed as incurred

Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. Contract retentions are included in contract receivables.

Fair Value of Financial Instruments
-----------------------------------

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's accounts payable and related party payables approximate their estimated fair values due to their short-term maturities.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 23

                          AMERICAN CONSTRUCTION COMPANY
                          (A Development Stage Company)


Earnings (loss) per share
-------------------------

The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). SFAS No. 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Common stock equivalents have been excluded from the calculation of weighted-average shares for purposes of calculating diluted earnings per share for 2002 and 2001; as such inclusion is anti-dilutive.

Start-up Costs
--------------

The Company adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income". FAS No.130 requires that the components and total amounts of comprehensive income be displayed in the financial statements. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company's component of comprehensive income (loss) consists of a net income.

Recently Issued Accounting Pronouncements
-----------------------------------------

In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an

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American Construction Company Registration Statement                    Page 24

                          AMERICAN CONSTRUCTION COMPANY
                          (A Development Stage Company)


Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The Company does not expect adoption of SFAS No. 147 to have a material impact, if any, on its financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS No. 148 will not have any impact on the Company's financial statements as the Company has not issued any stock options.

In December 1999, The United States Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarized certain of the SEC's views regarding the application of generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC amended SAB 101 to require companies with fiscal years beginning after December 15, 1999 to implement the provisions of SAB 101 no later than the fourth fiscal quarter. The Company adopted the provisions of SAB 101 at its inception. The Company does not believe that the adoption has any material effect on its financial statements.

Income Taxes
------------

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

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American Construction Company Registration Statement                    Page 25

                          AMERICAN CONSTRUCTION COMPANY
                          (A Development Stage Company)


Valuation of Long-Lived Assets
------------------------------

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Segment Reporting
-----------------

The Company consists of one reportable business segment. All revenue is from external customers in Canada. All of the Company's assets are located in Canada.

Note 3 - Subscription receivable/Common stock subscribed
--------------------------------------------------------

Subscription receivable represents agreement to purchase 5,100,000 shares of common stock at $0.001. Subsequent to the balance sheet date, the Company received $5,100 from the stockholder.

Note 4 - Work in-progress
-------------------------

Work in-progress represents cost incurred on one uncompleted contract. Cost consists of subcontract costs incurred on the contract. This contract is 90% complete and the Company expects to breakeven on this contract. Accordingly, this contract is stated at cost of $26,738 as at January 1, 2003.

Note 5 - Related Party Transactions/ Due from affiliate
-------------------------------------------------------

Due from affiliate represents amount to from West Dee Investments, a company owned by a person related to the manager of West Dee Construction, Inc. who provides office space for the Company's business free of charge. This amount is non interest bearing and is payable on demand.

The shareholder/director of West Dee Construction, Inc. provides office space for the Company's business free of charge. The amount involved for such services during the period is insignificant and accordingly has not been recorded.

Note 6 - Income Taxes
---------------------

The Company operates through its Canadian subsidiary. The Parent company has no operations of its own. Canadian income tax rules provide carryforward of net operating losses. Accordingly, the Company has gross deferred tax assets of approximately $2,000. The Company has recorded a 100% valuation allowance due to the uncertainty of its realization.

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American Construction Company Registration Statement                    Page 26

                          AMERICAN CONSTRUCTION COMPANY
                          (A Development Stage Company)


Tax at United States federal statutory rate is reconciled to the Company's actual income taxes as follows:

Credit at United States Federal Statutory rate of  34%          $       (1,700)
Effect of Canadian source loss
                                                                         1,700
                                                                ----------------
Income tax expense                                              $          -
                                                                ================


At January 31, 2003, the Company has gross deferred income tax asset of 4,998 Canadian dollars which can be carried forward through 2010.

Note 7 - Going concern
----------------------

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company's did not earn significant revenue during the period from August 5, 2002 (inception) through January 31, 2003 and the Company has accumulated deficit of $4,998 at January 31, 2003. At January 31, 2003, the Company has minimal working capital and has been in business for a short period of time.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through January 31, 2003, towards obtaining additional equity. Management believes that the successfully raising additional funding in next fiscal year will allow the Company to continue operations through the next fiscal year.

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American Construction Company Registration Statement                    Page 27

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


PART II
-------

INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------

Our Articles of Incorporation do not speak to indemnification of directors and officers and therefore the Nevada Revised Statutes will govern when a director, officer or any person will be entitled to be indemnified by the Company. Our company has not adopted any bylaws to govern indemnification of directors, officers and other persons at the date of this registration statement.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee                                                    $     84.41
Accounting and Audit Fees                                     $  7,500.00
Legal Fees and Expense                                        $  2,000.00
Printing and Engraving Expenses (includes EDGAR service)      $  1,000.00


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

(a)  Securities issued and sold:


1. On August 5, 2002 we issued 5,100,000 common shares, having $0.001 par value per share, to Jeff Mabry, the Director of the Company for $5,100 pursuant to Regulation D Rule 506 of the Securities Act of 1933.


2. On June 2, 2003, we accepted and executed subscription agreements that sold the following shares, having $0.001 par value per share, to the following persons, at an offering price of $0.001 per share for gross offering proceeds of $4,075 USD, pursuant to Regulation D Rule 506 of the Securities Act of 1933. For this offering we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship. Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a), received from us that information specified by the provisions of Rule 502(b). Additionally, we reasonably believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common shares. For each offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock.

Name                   Residency                 Shares      Proceeds
----                   ---------                 ------      --------

Rob Cimato             Phoenix, Arizona          450,000     $   450
Rene Sharp             Scottsdale, Arizona       200,000     $   200
Ty Packer              Phoenix, Arizona          200,000     $   200
Jennifer Schuldt       Tolleson, Arizona         200,000     $   200
Stanley Bright         Scottsdale, Arizona       150,000     $   150
Gregory Stec           Glendale, Arizona         150,000     $   150
Donald Boudreau        Scottsdale, Arizona       150,000     $   150
Tom Mickelson          Phoenix, Arizona          150,000     $   150
David De Lorenzo       Phoenix, Arizona          150,000     $   150
David Melanson         Phoenix, Arizona          150,000     $   150
Angelo Cimato          Phoenix, Arizona          150,000     $   150
Zack Scanlan           Mesa, Arizona             150,000     $   150
Jamie Fuller           Glendale, Arizona         150,000     $   150
Michael Wimmer         Phoenix, Arizona          150,000     $   150
Karen Hanke            Phoenix, Arizona          125,000     $   125

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American Construction Company Registration Statement                    Page 28

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


T. Scott Bell          Phoenix, Arizona          125,000     $   125
Thomas Ackerman        Scottsdale, Arizona       125,000     $   125
William Rhodes         Phoenix. Arizona          125,000     $   125
Holly Walker           Phoenix, Arizona          125,000     $   125
Scott Hudson           Scottsdale, Arizona       125,000     $   125
Jeff Adams             Phoenix, Arizona          125,000     $   125
John Mack              Phoenix, Arizona          125,000     $   125
Jadd Keller            Phoenix, Arizona           75,000     $    75
Michael Valladeres     Scottsdale, Arizona        75,000     $    75
Joe Carlton            Scottsdale, Arizona        75,000     $    75
James Bowes            Gold Canyon, Arizona       75,000     $    75
Scott Siegrist         Tempe, Arizona             75,000     $    75
Deborah Loeffler       Phoenix, Arizona           75,000     $    75
Paul Knadler           Glendale, Arizona          75,000     $    75
--------------------------------------------------------------------

Total                                          4,075,000     $ 4,075
                                               =========     =======


(b)  Underwriters and Other Purchasers.
     Not applicable

(c)  Consideration.
     See (a) above.

(d)  Exemption from Registration Claimed.
     See (a) above.


EXHIBITS
--------

A.   Exhibits

The following exhibits are attached hereto:

Exhibit           Title
Number

3.1     Our Articles of Incorporation dated August 5, 2002.
5.1 Opinion of Dennis Brovarone as to the validity of the securities offered hereby
23.1    Consent of Kabani & Company Inc., Certified Public Accountants


B.   Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.


UNDERTAKINGS
------------

(1)  The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

     (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any

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American Construction Company Registration Statement                    Page 29

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


               increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;; and

     (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(5) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.


SIGNATURES
----------

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Phoenix, Arizona, USA on June 3, 2003.

AMERICAN CONSTRUCTION COMPANY
-----------------------------

SIGNATURE                           TITLE


/s/ Charles Jeff Mabry              President and Director
-----------------------
Mr. Charles Jeff Mabry







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American Construction Company Registration Statement                    Page 30

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.












































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American Construction Company Registration Statement                    Page 31